Exhibit 1

Meritor, Inc.

UNDERWRITING AGREEMENT

dated February 10, 2014

J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
RBC Capital Markets, LLC
RBS Securities Inc.

Underwriting Agreement

February 10, 2014

J.P. MORGAN SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
RBC CAPITAL MARKETS, LLC
RBS SECURITIES INC.
      As Representatives of the several Underwriters
c/o J.P. MORGAN SECURITIES LLC
383 Madison Avenue
New York, NY 10179

Ladies and Gentlemen:

          Introductory. Meritor, Inc., an Indiana corporation (f/k/a Arvin Meritor, Inc., the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $225,000,000 aggregate principal amount of its 6-1/4% Notes due 2024 (the “Notes”). The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule B hereto (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities will be issued pursuant to an indenture dated as of April 1, 1998 (the “Base Indenture”), among the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented as of July 7, 2000, July 6, 2004, June 23, 2006, March 3, 2010 and May 31, 2013 and an additional supplemental indenture to be executed on the Closing Date (collectively the “Supplemental Indentures” and together with the Base Indenture, the “Indenture”). The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.

          The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-179405), including a prospectus (as amended at the time it became effective, the “Base Prospectus”), relating to securities to be issued from time to time by the Company. The Company has also filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement specifically relating to the Securities pursuant to Rule 424 under the Securities Act (the “Prospectus Supplement”). The term “Registration Statement” means the registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”). The term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act together with the Base Prospectus. The term “Prospectus” means the Base Prospectus as supplemented by, and together with, the final Prospectus Supplement specifically relating to the Securities in the form to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference herein to “amend,” “amendment” or “supplement” as used with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

          At or prior to the Applicable Time (as defined below), the Company had prepared the following information (the “Pricing Disclosure Package”): the Preliminary Prospectus dated February 10, 2014 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule C hereto.

          “Applicable Time” means 2:35 P.M., New York City time, on February 10, 2014, the time at or immediately prior to which sales of the Securities are first made.

     2. Purchase, Sale, Delivery and Payment; Representations and Warranties and Covenants of the Underwriters.

          (a) The Company agrees to issue and sell to the several Underwriters the Notes upon the terms herein set forth and, on the basis of the representations, warranties and agreements and upon the terms but subject to the conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from the Company the respective aggregate principal amount of the Notes set forth opposite such Underwriter's names on Schedule A. The purchase price per Note to be paid by the several Underwriters to the Company shall be equal to 98.25% of the principal amount thereof, plus accrued interest, if any, from February 13, 2014 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided hereunder.

          (b) Delivery of certificates for the Notes to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 (or such other place as may be agreed to by the Company and the Representatives in writing) at 9:30 a.m. New York time, on February 13, 2014, or such other time and date not later than 1:30 p.m. New York time, on February 27, 2014, as the Representatives and the Company shall agree upon in writing (the time and date of such delivery and payment are called the “Closing Date”). Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          (c) Public Offering of the Securities. The Company and the Guarantors understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company and the Guarantors acknowledge and agree that the Underwriters may offer and sell the Securities to or through any affiliate of an Underwriter.

          (d) Payment for the Securities. Payment for the Securities shall be made on the Closing Date by wire transfer of immediately available funds to an account specified to the Representatives by the Company. It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities. J.P. Morgan Securities LLC, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          (e) The Company and the Guarantors acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither the Representatives nor any other Underwriter are advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representatives or any Underwriter of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Company or the Guarantors or any other person.

     3. Representations and Warranties. The Company and each Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters as of the date hereof that:

          (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact (other than Rule 430 Information) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and each Guarantor make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information (as defined in Section 7 hereof).

          (b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and each Guarantor make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information.

          (c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company and each Guarantor (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, any Guarantor or their respective agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Schedule C hereto and (iii) each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with (i) the Preliminary Prospectus as of its date did not, (ii) the Pricing Disclosure Package as of the Applicable Time did not and (iii) the Pricing Disclosure Package as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and each Guarantor make no representation and warranty with respect to any statements or omissions made in any such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with Underwriter Information.

          (d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or any Guarantor or related to the offering of the Securities has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and each Guarantor make no representation and warranty herein with respect to (i) that part of the Registration Statement that constitutes any Statement of Eligibility and qualification (Form T-1) under the Trust Indenture Act of 1939 or (ii) any statements or omissions made in the Registration Statement or the Prospectus or any amendment or supplement to any thereof made in reliance upon and in conformity with Underwriter Information.

          (e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the applicable requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents, as of the date they became effective or were filed with the Commission, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the applicable requirements of the Securities Act or the Exchange Act, as applicable, and will not, as of the date such documents become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related notes thereto, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareowners’ equity of the Company and its subsidiaries for the periods specified in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, subject, in the case of interim financial statements, to normal year-end adjustments, and comply in all material respects with the applicable requirements of the Securities Act and Exchange Act, as applicable.

          (g) No Material Adverse Change. Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

          (h) Organization and Good Standing. The Company, each Guarantor and each of its subsidiaries set forth on Schedule D (the “Significant Subsidiaries”) have been duly organized and are validly existing and in good standing (to the extent such concept is relevant in any particular jurisdiction) under the laws of their respective jurisdictions of incorporation or organization, have full corporate, limited liability company, partnership, limited partnership, statutory trust or other organization, as the case may be, power and authority necessary to own, lease or hold their respective properties and conduct their respective businesses as such businesses are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are duly qualified to do business and are in good standing (to the extent such concept is relevant in any particular jurisdiction) in each jurisdiction where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified, be in good standing or have such power or authority would not, individually or in the aggregate, either (i) reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (ii) prevent or materially interfere with the performance by the Company and each Guarantor of its obligations under this Agreement or (iii) result in the delisting of the common stock of the Company from the New York Stock Exchange (the “NYSE”) (the occurrence of any such effect described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”). The Significant Subsidiaries are the only “significant subsidiaries” (within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act) of the Company.

          (i) Capitalization. As of the date hereof, the Company has an authorized capitalization as set forth in the section of the Pricing Disclosure Package and the Prospectus entitled “Capitalization”, and, as of the time of purchase, the Company shall have an authorized capitalization as set forth in the section of the Pricing Disclosure Package and the Prospectus entitled “Capitalization”; all of the issued and outstanding shares of capital stock, including the common stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of and are not subject to any pre-emptive right, resale right, right of first refusal or similar right and, to the knowledge of the Company, have been issued in compliance with all applicable securities laws; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the terms of the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; except as described in the Pricing Disclosure Package and the Prospectus, all the outstanding shares of capital stock or other equity interests of each Guarantor and each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other similar claim of any third party.

          (j) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was, in all material respects, made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchange on which Company securities are traded, and (iv) each such grant was, in all material respects, properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company's filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

          (k) Due Authorization. The Company and each Guarantor have full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including, without limitation, to issue, sell and deliver the Securities (as applicable); and all action required to be taken by the Company and each Guarantor for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transaction contemplated hereby has been duly and validly taken.

          (l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

          (m) The Securities. The Notes to be purchased by the Underwriters from the Company hereunder have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when executed and delivered by the Company and duly authenticated in the manner provided for in, and in accordance with the terms of, the Indenture and delivered against payment by the Underwriters of the purchase price therefor in accordance with the terms hereof, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture. The Guarantees of the Notes have been duly authorized by the respective Guarantors and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been executed and delivered by the Company and duly authenticated in the manner provided for in, and in the accordance with the terms of, the Indenture and delivered against payment by the Underwriters of the purchase price therefor, the Guarantees will constitute valid and binding obligations of the respective Guarantors, enforceable against the respective Guarantors in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (n) The Indenture. The Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (o) Description of Documents. The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities.”

          (p) No Violation or Default. (A) None of the Company nor any of the Significant Subsidiaries is in violation of its charter or bylaws or similar organizational documents; and none of the Company nor any of its subsidiaries is (B) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties is subject, (C) in violation of any federal, state, local or foreign law, regulation or rule, (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) in violation of any decree, judgment or order binding on it or any of its properties, except in the case of clauses (B), (C), (D) and (E), for any breach, violation, default or right that would not, individually or in the aggregate, have a Material Adverse Effect.

          (q) No Conflicts. The execution, delivery and performance by the Company and each Guarantor of this Agreement, the issuance and sale of the Securities and the consummation by the Company and each Guarantor of the transactions contemplated hereby will not result (A) in any violation of the charter or bylaws or similar organizational documents of the Company, any Guarantor or any of its Significant Subsidiaries or, to the knowledge of the Company, any of its other subsidiaries, (B) in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any of its subsidiaries pursuant to) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties is subject, (C) in any violation of any federal, state, local or foreign law, regulation or rule, (D) in any violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) in any violation of any decree, judgment or order binding on the Company or any of its subsidiaries or any of their respective properties, except in the case of clauses (B), (C), (D) and (E), for any conflict, breach, violation, default, right, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

          (r) No Consents Required. To the knowledge of the Company, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency having jurisdiction over the Company or any Guarantor, or of or with any self-regulatory organization or other nongovernmental regulatory authority (including, without limitation, the NYSE) having jurisdiction over the Company or any Guarantor, or approval of the stockholders of the Company, is required for the issuance and sale of the Securities pursuant hereto or the consummation by the Company and each Guarantor of the transactions as contemplated by this Agreement, other than as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under the securities or Blue Sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters.

          (s) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no actions, suits, claims, proceedings, or to the Company’s knowledge, investigations pending, or, to the Company’s knowledge, threatened or contemplated, against the Company or any of its subsidiaries at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, investigation or proceeding which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (t) Independent Accountants. Deloitte & Touche LLP is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

          (u) Title to Real and Personal Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have good title to all material property (real and personal) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances.

          (v) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to own or possess such rights would not, individually or in the aggregate, have a Material Adverse Effect, and, to the knowledge of the Company, the conduct of their respective businesses as presently conducted does not conflict with any such rights of others, except for such conflicts as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have not since January 1, 2011 received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

          (w) Investment Company Act. The Company and each Guarantor are not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

          (x) Taxes. All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith or for which adequate reserves have been provided, except in each case, as the same would not, individually or in the aggregate, have a Material Adverse Effect.

          (y) Licenses and Permits. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Company and its subsidiaries has all necessary governmental licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, in order to conduct their respective businesses as currently conducted, except where any failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; none of the Company or any of its subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval applicable to the Company or any of its subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (z) No Labor Disputes; Compliance with ERISA. Except in each case set forth in this section (z), as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) none of the Company or any of its subsidiaries is engaged in any unfair labor practice; (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries, (iii) to the Company’s knowledge, no union organizing activities are currently taking place at any facility that is material to the Company concerning the employees of the Company or any of its subsidiaries and (iv) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any violation of any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the Company or any of its subsidiaries or employees.

          (aa) Compliance with and Liability under Environmental Laws; Hazardous Materials. Except, in each case set forth in this section (aa), as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and each of its subsidiaries and their respective properties, assets and operations are in compliance with Environmental Laws (as defined below), (ii) there are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to the Company or any of its subsidiaries under, or to interfere with or prevent compliance by the Company or any of its subsidiaries with, Environmental Laws, (iii) none of the Company or any of its subsidiaries (A) to the knowledge of the Company, is the subject of any investigation, (B) has received any notice or claim, (C) is a party to any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to human health or safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

          (bb) Environmental Review. In the ordinary course of their business, the Company, each Guarantor and each of the Significant Subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

          (cc) Disclosure Controls. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures were effective as of December 29, 2013, and, to the knowledge of the Company, are effective as of the date hereof and will be effective as of the Closing Date, to perform the functions for which they were established.

          (dd) Accounting Controls. The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses, if any, in the design or operation of internal control over financial reporting known to the Company which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, known to the Company that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; all material weaknesses, if any, in internal controls known to the Company have been identified to the Company’s independent auditors; except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since September 30, 2013, there has not been any change in the Company's internal control over financial reporting that has materially affected, or is likely to materially affect, the Company's internal control over financial reporting.

          (ee) Insurance. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company, each Guarantor and each of the Significant Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate, (ii) such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company, each Guarantor and each of the Significant Subsidiaries and their respective businesses, (iii) all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase, and (iv) none of the Company any of the Guarantors nor any of the Significant Subsidiaries has reason to believe that it will not be able to renew any such insurance.

          (ff) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiaries or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (together with the rules and regulations promulgated thereunder, the “FCPA”), the Bribery Act 2010 of the United Kingdom (the “Bribery Act”) or, to the knowledge of the Company and in any material respect, any other applicable anti-corruption or anti-bribery laws (the “Other Payment Laws”) or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company, its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and, in all material respects, the Other Payment Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA and the Bribery Act and, in all material respects, the Other Payment Laws.

          (gg) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

          (hh) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or Her Majesty’s Treasury (together with OFAC, “Sanctions”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of or business with any person, or in any country or territory, currently subject to any Sanctions.

          (ii) No Restrictions on Guarantors and Significant Subsidiaries. No Guarantor and Significant Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Guarantor’s or such Significant Subsidiary’s capital stock or from repaying to the Company any loans or advances to such Guarantor or such Significant Subsidiary from the Company, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

          (jj) No Broker’s Fees. Except pursuant to this Agreement, neither the Company nor any of its subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (kk) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

          (ll) No Stabilization. None of the Company or any of its subsidiaries or, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to, or which has constituted or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Securities.

          (mm) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

          (nn) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that the Company believes are be reliable and accurate in all material respects.

          (oo) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

          (pp) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

          (qq) Solvency. The Company and the Guarantors taken as a whole are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person (determined on a going concern basis) is not less than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person does not intend to, and does not believe that it will, incur debts and other liabilities beyond such person’s ability to pay as they mature and (iv) such person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably expected to become an actual or matured liability.

          (rr) XBRL. The interactive data in the eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

     4. Covenants. The Company and the Guarantors, jointly and severally, covenant and agree with each of the Underwriters as follows:

          (a) Required Filings. The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during the Prospectus Delivery Period (as defined in Section 4(b)) and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

          (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, upon request, a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) upon request, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits and consents filed therewith) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

          (c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will (i) furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and (ii) not use or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object (unless counsel advises the Company that such filing is required under the Exchange Act at such time). The Company’s obligations under this paragraph (c) shall expire on the Closing Date unless the Representatives shall notify the Company in writing otherwise on or before the thirty-first day following the date of the Prospectus. If such notice is given, the Company’s obligations under this paragraph (c) shall be in effect from and as of the date of such notice and shall expire three months after the Closing Date unless the Representative shall again notify the Company in writing otherwise on or before the date three months after the Closing Date, in which case the Company’s obligations under this paragraph (c) shall expire six months after the Closing Date.

          (d) Notice to the Representatives. Until termination of the Prospectus Delivery Period, the Company will advise the Representatives promptly (or, in the case of clauses (v) and (vi), promptly upon the Company becoming aware thereof), and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective (other than any amendments made by the filing of documents under the Exchange Act); (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed (other than any amendments or supplements made by the filing of documents under the Exchange Act); (iii) of any request by the Commission to the Company for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission to the Company for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus; (v) of the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to (a) any suspension of the qualification of the Securities for offer and sale in any jurisdiction or (b) the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use reasonable efforts to obtain as soon as possible the withdrawal thereof.

          (e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

          (f) Blue Sky Compliance. The Company and the Guarantors will take such actions as the Representatives reasonably request to qualify the Securities for offer and sale by the Underwriters under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company and the Guarantors shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file or take any action that would constitute a general consent to service of process in any such jurisdiction or (iii) subject itself or any of its affiliates to taxation in any such jurisdiction if it is not otherwise so subject.

          (g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that such delivery requirements to the Company’s security holders and the Representatives shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 thereof.

          (h) Clear Market. During the period of 30 days following the date of this Agreement, the Company will not, without the prior written consent of J.P. Morgan Securities LLC (which consent may be withheld at the sole discretion of J.P. Morgan Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any public debt securities of the Company (including securities offered pursuant to Rule 144A under the Securities Act) having a tenor of more than one year or securities exchangeable for or convertible into public debt securities of the Company (including securities offered pursuant to Rule 144A under the Securities Act) having a tenor of more than one year (other than as contemplated by this Agreement).

          (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds.”

          (j) No Stabilization. The Company and each Guarantor will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities.

          (k) DTC. The Company shall use commercially reasonable efforts to obtain the approval of DTC to permit the Notes to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

          (l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

     5. Certain Agreements of the Underwriters. Each Underwriter, severally and not jointly, hereby represents and agrees that:

          (a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule C or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

          (b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Exhibit D hereto (the “Final Term Sheet”) without the consent of the Company; provided, further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

     6. Conditions to the Obligations of the Underwriters. The obligation of each Underwriter to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company and each Guarantor of its covenants and other obligations hereunder and to the following additional conditions:

          (a) Registration Compliance, No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus, including the Final Term Sheet, shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

          (b) Representations and Warranties. The representations and warranties of the Company and each Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

          (c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading by Moody’s Investors Service Inc. and Standard & Poor’s Ratings Services shall have occurred in the rating accorded any debt securities of, or guaranteed by, the Company or any of its subsidiaries that are rated by such organizations and (ii) no such organization shall have publicly announced that it has under surveillance or review with possible negative implications, or has changed its outlook with respect to, its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading).

          (d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

          (e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date, a certificate of the Chief Financial Officer of the Company (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

          (f) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date, shall use a “cut-off” date no more than three business days prior to such Closing Date.

          (g) Opinions and Negative Assurance Statement of Counsel for the Company. The Representatives shall have received (i) an opinion and negative assurance statement of Chadbourne & Parke LLP, counsel for the Company, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit A hereto, (ii) an opinion of the General Counsel of the Company, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit B hereto and (iii) an opinion of Faegre Baker Daniels LLP, Indiana counsel for the Company, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially to the effect set forth in Exhibit C hereto.

          (h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

          (j) Good Standing. The Representatives shall have received on and as of the Closing Date, satisfactory evidence of the good standing of the Company, each domestic Guarantor and its domestic Significant Subsidiaries in their respective jurisdictions of organization and in such other domestic jurisdictions as the Representatives may reasonably request (to the extent such concept is relevant in their respective jurisdictions of organization or such other jurisdictions), in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

          (k) Form of Securities and Indenture. The Notes, the Guarantees and the Indenture shall be executed by the Company, or the Guarantors, as the case may be, in form and substance reasonably satisfactory to the Representatives.

          (l) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

          All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     7. Indemnification and Contribution.

          (a) Indemnification of the Underwriters. The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, selling agents, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable outside legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which they may become subject insofar as such losses, claims, damages or liabilities arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information (as defined below in Section 7(b)).

          (b) Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, their respective directors, their respective officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable outside legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information (as defined below in this Section 7(b)) in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the following (collectively, the “Underwriter Information”): (1) the names of the Underwriters on the cover page of the Preliminary Prospectus and the Prospectus; (2) the names of the Underwriters in the first paragraph (including the table) under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus; and (3) the seventh and eighth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.

          (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall assume the defense thereof and retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, selling agents, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company or any Guarantor shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

          (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses, but after deducting underwriting discounts and commissions) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim under this Section 7. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

               (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

          8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          9. Termination of this Agreement. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the NYSE, the NYSE MKT, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on the NYSE or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus. Notwithstanding anything to the contrary in this Agreement, any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Underwriters or the Company or any Guarantor, except that the Company and the Underwriters will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

          10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the aggregate principal amount of Securities to be purchased set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities on the terms contained in this Agreement are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 7, Section 11 and Section 15(c) shall at all times be effective and shall survive such termination. In any such case either the non-defaulting Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          11. Payment of Expenses.

               (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors, jointly and severally, agree to pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof and of this Agreement, the Indenture and the Securities to the Underwriters and dealers, (v) all filing fees and reasonable out-of-pocket attorneys’ fees and expenses incurred by the Company, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final Blue Sky or legal investment memoranda, not to exceed $10,000), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees for FINRA’s review of the offering of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, and (x) all expenses incident to the “road show” for the offering of the Securities, including the cost of any transportation, and (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. It is understood and agreed, however, that, except as provided in this Section 11 and in Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel.

               (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters (other than pursuant to Section 10) or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Guarantors, jointly and severally, agree to reimburse the Underwriters for all accountable out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

          12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

          13. Representations and Indemnities to Survive Delivery. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

          14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

          15. Miscellaneous.

               (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement made or given by the Representatives on behalf of the Underwriters.

               (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Kevin Foley (fax: (917) 463-0144); Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, New York, NY 10020, Fax: (212) 901-7897, Attention: High Yield Transaction Management/Legal; Citigroup Global Markets Inc. General Counsel (fax no. (212) 816-7912) and confirmed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013; Attention: General Counsel; RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, New York, NY 10281, U.S.A. (Facsimile No. (212) 703-2298) and RBS Securities Inc., 3600 Washington Blvd, Stamford, CT 06901, Attention: Debt Capital Markets/Syndicate. Notices to the Company shall be given to it at Meritor, Inc., 2135 West Maple Road, Troy, Michigan 48084-7186, (fax: (248) 435-2184); Attention: Senior Vice President, General Counsel and Secretary.

               (c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

               (d) Waiver of Jury Trial. Each of the Company and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

               (e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

               (f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

               (g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

MERITOR, INC.

By:	/s/ Carl D. Anderson, II
Name: Carl D. Anderson, II
Title: Vice President and Treasurer

Guarantors

ARVIN TECHNOLOGIES, INC.
ARVINMERITOR BRAKE HOLDINGS, LLC
ARVINMERITOR FILTERS HOLDING CO., LLC
ARVINMERITOR FILTERS OPERATING CO., LLC
ARVINMERITOR, INC.
ARVINMERITOR OE, LLC
ARVINMERITOR TECHNOLOGY, LLC
AVM, INC.
MAREMONT CORPORATION
MAREMONT EXHAUST PRODUCTS, INC.
MERITOR AFTERMARKET USA, LLC
MERITOR HEAVY VEHICLE BRAKING SYSTEMS (U.S.A.), LLC
MERITOR HEAVY VEHICLE SYSTEMS, LLC
MERITOR HEAVY VEHICLE SYSTEMS (SINGAPORE) PTE., LTD.
MERITOR HEAVY VEHICLE SYSTEMS (VENEZUELA), INC.
MERITOR HOLDINGS, LLC
MERITOR, INC., a Nevada Corporation
MERITOR INTERNATIONAL HOLDINGS, LLC
MERITOR MANAGEMENT CORP.
MERITOR TECHNOLOGY, LLC
MERITOR TRANSMISSION CORPORATION

By:	/s/ Carl D. Anderson, II
Name: Carl D. Anderson, II
Title: Vice President and Treasurer

ARVIN EUROPEAN HOLDINGS (UK) LIMITED
ARVIN HOLDINGS NETHERLANDS B.V.
MERITOR HOLDINGS NETHERLANDS B.V.
MERITOR LUXEMBOURG S.A.R.L.
MERITOR NETHERLANDS B.V.

By:	/s/ Mark Schaitkin
Name: Mark Schaitkin
Title: Director

ARVINMERITOR LIMITED
ARVINMERITOR SWEDEN AB

By:	/s/ Paul Bialy
Name: Paul Bialy
Title: Director

EXECUTED AS A DEED by	)	/s/ Mark Schaitkin
MERITOR CAYMAN ISLANDS, LTD.	)	Duly Authorised Signatory
)
	)	Name:	Mark Schaitkin
)
	)	Title:	President and Secretary
)

in the presence of:

/s/ Mike Lei
Signature of Witness

Name:	/s/ Mike Lei

Address:	2135 W. Maple Rd.
Troy, Michigan 48084

Occupation:	Treasury Director

(Note: These details are to be completed in the witness’s own hand writing.)

          The foregoing Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

J.P. MORGAN SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
RBC CAPITAL MARKETS, LLC
RBS SECURITIES INC.
Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

By:	J.P. Morgan Securities LLC

By:	/s/ Geoffrey Kirles
Authorized Signatory

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Justin Neubauer
Authorized Signatory

By:	Citigroup Global Markets Inc.

By:	/s/ Andrew Murray
Authorized Signatory

By:	RBC Capital Markets, LLC

By:	/s/ Justin Mirro
Authorized Signatory

By:	RBS Securities Inc.

By:	/s/ Michael Newcomb
Authorized Signatory

SCHEDULE A

Aggregate
Principal
Amount of
Notes
Underwriters	To Be
Purchased
J.P. Morgan Securities LLC	$40,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	40,500,000
Citigroup Global Markets Inc.	40,500,000
RBC Capital Markets, LLC	31,500,000
RBS Securities Inc.	31,500,000
BNP Paribas Securities Corp.	8,100,000
PNC Capital Markets LLC	8,100,000
Fifth Third Securities, Inc.	8,100,000
The Huntington Investment Company	8,100,000
Comerica Securities, Inc.	8,100,000
Total	$225,000,000

SCHEDULE B

Guarantors

Arvin European Holdings (UK) Limited
Arvin Holdings Netherlands B.V.
Arvin Technologies, Inc.
ArvinMeritor Brake Holdings, LLC
ArvinMeritor Filters Holding Co., LLC
ArvinMeritor Filters Operating Co., LLC
ArvinMeritor, Inc.
ArvinMeritor Limited
ArvinMeritor OE, LLC
Arvinmeritor Sweden AB
ArvinMeritor Technology, LLC
AVM, Inc.
Maremont Corporation
Maremont Exhaust Products, Inc.
Meritor Aftermarket USA, LLC
Meritor Cayman Islands, Ltd.
Meritor Heavy Vehicle Braking Systems (U.S.A.), LLC
Meritor Heavy Vehicle Systems, LLC
Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.
Meritor Heavy Vehicle Systems (Venezuela), Inc.
Meritor Holdings Netherlands B.V.
Meritor Holdings, LLC
Meritor, Inc., a Nevada corporation
Meritor International Holdings, LLC
Meritor Luxembourg S.a.r.l.
Meritor Management Corp.
Meritor Netherlands B.V.
Meritor Technology, LLC
Meritor Transmission Corporation

SCHEDULE C

Schedule of Free Writing Prospectuses included in the Disclosure Package

Final Term Sheet

SCHEDULE D

Significant Subsidiaries

Arvin International (UK) Limited
Arvin Technologies, Inc.
ArvinMeritor Brake Holdings, LLC
ArvinMeritor Light Vehicle Systems Australia Pty. Ltd.
ArvinMeritor OE, LLC
Meritor Aftermarket Canada Inc.
Meritor Aftermarket Switzerland AG
Meritor Automotive Export Limited
Meritor do Brasil Sistemas Automotivos Ltda.
Meritor Heavy Vehicle Braking Systems (U.S.A.), LLC
Meritor Heavy Vehicle Systems Australia, Ltd.
Meritor Heavy Vehicle Systems Cameri SpA
Meritor Heavy Vehicle Systems Limited
Meritor Heavy Vehicle Systems, LLC
Meritor Holdings (Barbados) Limited
Meritor Holdings, LLC
Meritor Holdings Netherlands B.V.
Meritor HVS AB
Meritor International Holdings, LLC
Meritor Luxembourg S.a.r.l.
Meritor Mexicana, S.A. de C.V.
Xuzhou Meritor Axle Co. Ltd.

Exhibit A

Form of Opinion of Chadbourne & Parke LLP

Exhibit A-1

Exhibit B

Form of Opinion of Vernon G. Baker II, Esq.

Exhibit B-1

Exhibit C

Form of Opinion of Faegre Baker Daniels LLP

Exhibit C-1

Exhibit D

Issuer Free Writing Prospectus

Exhibit D-1